UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 6, 2006

PRAXAIR, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-11037	06-124-9050
(State or Other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

39 OLD RIDGEBURY ROAD, DANBURY, CT	06810-5113
(Address of principal executive offices)	(Zip Code)

(203)837-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 6, 2006, Praxair, Inc announced that Dennis H. Reilley, Chairman and Chief Executive Officer of Praxair, will retire from Praxair.  His retirement will occur in two stages: (i) effective December 31, 2006, Mr. Reilley will retire as Chief Executive Officer, but remain Chairman of the Board; and (ii) effective April 30, 2007, he will retire as a director and as Chairman of the Board.

In connection with Mr. Reilley’s retirement, the Board of Directors has designated Stephen F. Angel as Chief Executive Officer of Praxair effective January 1, 2007, and elected him as Chairman of the Board effective May 1, 2007. Mr. Angel is currently the President and Chief Operating Officer, and a director of Praxair.

Praxair issued a press release announcing Mr. Reilley’s retirement and Mr. Angel’s appointments, and the press release is filed as Exhibit 99.1 to this Form 8-K.

Mr. Angel, 51, was elected as President and Chief Operating Officer effective March 1, 2006, and was elected to the Board of Directors on April 25, 2006. He joined Praxair as an Executive Vice President in 2001. Prior to that, he was General Manager for the General Electric Company Industrial Systems Power Equipment business. From 1996 to 1999, he was General Manager, Marketing and Sales, for GE’s Transportation Systems business. He is also on the Board of the National Association of Manufacturers.

ITEM 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRAXAIR, INC.
Registrant

Date: October 6, 2006	By:	/s/ James T. Breedlove
James T. Breedlove
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press release dated October 6, 2006